                                                                    EXHIBIT 99.3
                                                                    ------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of January 3, 1998 and January 2, 1999, and for the period from inception (September 18, 1996) to December 28, 1996, for the year ended January 3, 1998 and for the year ended January 2, 1999 beginning on page 26 and have issued our report thereon dated April 1, 1999. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



/s/ARTHUR ANDERSEN LLP
----------------------
Arthur Andersen LLP

Salt Lake City, Utah
May 28, 1999

                                                          EXHIBIT 99.3 CONTINUED
                                                          ----------------------

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


                       MRS. FIELDS INC. AND SUBSIDIARIES

                                                 Balance at
                                                 beginning                                                        Balance at
          Description                            of period             Additions            Deductions           end of Period
-----------------------------------------       -------------         ------------         -------------         -------------
Allowance for Doubtful Accounts:
 Period from December 31, 1995
  through September 17, 1996.............       $     251,000         $     60,000         $      42,000          $    269,000
                                                =============         ============         =============          ============
Store Closure Reserve:
 Period from December 31, 1995
  through September 17, 1996.............       $   2,510,000         $  1,000,000         $   1,946,000          $  1,564,000
                                                =============         ============         =============          ============


                   THE ORIGINAL COOKIE COMPANY, INCORPORATED
              AND THE CARVED-OUT PORTION OF HOT SAM COMPANY, INC.

                                                 Balance at
                                                 beginning                                                        Balance at
          Description                            of period             Additions            Deductions           end of Period
-----------------------------------------       -------------         ------------         -------------         -------------

Store Closure Reserve:
 Period from December 31, 1995
  through September 17, 1996.............       $   1,384,000                              $     382,000          $  1,002,000
                                                =============         ============         =============          ============

                                                         EXHIBIT 99.3 CONTINUED
                                                         ----------------------

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                                                        Balance at
                                                        beginning                               Balance at
                                                        of period     Additions   Deductions   end of period
------------------------------------------------------------------------------------------------------------

Allowance for Doubtful Accounts:
Period from Inception (September
   18, 1996) through December 28, 1996                  $   269,000  $   106,000   $        -    $   375,000
                                                        ===========  ===========   ==========    ===========

   Year Ended January 3, 1998                           $   375,000  $   494,000   $  255,000    $   614,000
                                                        ===========  ===========   ==========    ===========

   Year Ended January 2, 1999                           $   614,000  $   816,000   $  278,000    $ 1,152,000
                                                        ===========  ===========   ==========    ===========
   Six Months Ended July 3, 1999 (unaudited)            $ 1,152,000  $    21,000   $  207,000    $   966,000
                                                        ===========  ===========   ==========    ===========

 Store Closure and Other Reserve:
    Store Closure Reserve                               $ 5,060,000  $         -   $  305,000    $ 4,755,000
    Transaction Fee Accrual                               2,400,000            -    2,173,000        227,000
    Legal Accrual                                         1,250,000            -       53,000      1,197,000
    Lease Obligation Accrual                              1,200,000            -      174,000      1,026,000
    Finders' Fee Accrual                                    735,000            -            -        735,000
    Severance and Related Costs Accrual                     655,000            -      539,000        116,000
                                                        -----------  -----------   ----------    -----------

 Period from Inception (September
 18, 1996) through December 28, 1996                    $11,300,000  $         -   $3,244,000    $ 8,056,000
                                                        ===========  ===========   ==========    ===========

    Store Closure Reserve                               $ 4,755,000  $ 3,395,000   $2,684,000    $ 5,466,000
    Transaction Fee Accrual                                 227,000            -      227,000              -
    Legal Accrual                                         1,197,000            -      548,000        649,000
    Lease Obligation Accrual                              1,026,000            -      867,000        159,000
    Finders' Fee Accrual                                    735,000            -      735,000              -
    Severance and Related Costs Accrual                     116,000            -      116,000              -
                                                        -----------  -----------   ----------    -----------

 Year Ended January 3, 1998                             $ 8,056,000  $ 3,395,000   $5,177,000    $ 6,274,000
                                                        ===========  ===========   ==========    ===========

    Store Closure Reserve                               $ 5,466,000  $11,103,000   $1,858,000    $14,711,000
    Transaction Fee Accrual                                       -            -            -              -
    Legal Accrual                                           649,000            -      267,000        382,000
    Lease Obligation Accrual                                159,000            -      159,000              -
    Finders' Fee Accrual                                          -            -            -              -
    Severance and Related Costs Accrual                           -            -            -              -
                                                        -----------  -----------   ----------    -----------

    Year Ended January 2, 1999                          $ 6,274,000  $11,103,000   $2,284,000    $15,093,000
                                                        ===========  ===========   ==========    ===========
    Store Closure Reserve                               $14,711,000            -   $1,715,000    $12,996,000
    Legal Accrual                                           382,000            -      122,000        260,000
                                                        -----------  -----------   ----------    -----------
    Six Months ended July 3, 1999 (unaudited)           $15,093,000  $         -   $1,837,000    $13,256,000
                                                        ===========  ===========   ==========    ===========
 Impairment Reserve (1):
   Stores to be Closed                                  $ 7,587,000  $         -   $  854,000    $ 6,733,000
   Stores to be Franchised                                3,334,000            -      215,000      3,119,000
                                                        -----------  -----------   ----------    -----------

   Period from Inception (September
      18, 1996) through December 28, 1996               $10,921,000  $         -   $1,069,000    $ 9,852,000
                                                        ===========  ===========   ==========    ===========

   Stores to be Closed                                  $ 6,733,000  $ 1,423,000   $3,507,000    $ 4,649,000
   Stores to be Franchised                                3,119,000    1,077,000      492,000      3,704,000
                                                        -----------  -----------   ----------    -----------

   Year Ended January 3, 1998                           $ 9,852,000  $ 2,500,000   $3,999,000    $ 8,353,000
                                                        ===========  ===========   ==========    ===========

   Stores to be Closed                                  $ 4,649,000  $ 3,242,000   $2,121,000    $ 5,770,000
   Stores to be Franchised                                3,704,000      208,000    1,254,000      2,658,000
                                                        -----------  -----------   ----------    -----------

 Year Ended January 2, 1999                             $ 8,353,000  $ 3,450,000   $3,375,000    $ 8,428,000
                                                        ===========  ===========   ==========    ===========

   Store to be Closed                                   $ 5,770,000  $         -   $        -    $         -
   Stores to be Franchised                                2,658,000            -            -              -
                                                        -----------  -----------   ----------    -----------
   Six Months ended July 3, 1999 (unaudited)            $ 8,428,000  $         -   $        -    $         -
                                                        ===========  ===========   ==========    ===========

(1)   THE IMPAIRMENT RESERVE REDUCES THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES
      TO BE CLOSED TO ZERO AND THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE
      FRANCHISED TO NET REALIZABLE VALUE.
